UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.                )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IMARA INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

116 Huntington Avenue, Sixth Floor

Boston, MA 02116

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 29, 2021

Dear Stockholders:

You are cordially invited to virtually attend the 2021 annual meeting of stockholders, or the Annual Meeting, of Imara Inc., to be held on Tuesday, June 29, 2021 at 10:00 a.m. Eastern time. Due to health concerns about the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/IMRA, where you will be able to listen to the meeting live, submit questions and vote.

Only stockholders who owned shares of our common stock at the close of business on May 6, 2021 can vote at the Annual Meeting or any adjournment thereof. At the Annual Meeting, the stockholders will consider and vote on the following matters:

1.

Election of three class I directors, Edward R. Conner, M.D., Carl Goldfischer, M.D. and Laura Williams, M.D., MPH, nominated by our board of directors, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As noted above, due to the COVID-19 pandemic, our Annual Meeting will be a “virtual meeting” of stockholders, which will be conducted exclusively online at a virtual web conference. There will not be a physical meeting location, and stockholders will not be able to attend the Annual Meeting in person. In order to attend the meeting and vote your shares electronically during the meeting, you must register in advance at www.proxydocs.com/IMRA prior to the deadline of Monday, 11:59 p.m. Eastern time on June 28, 2021. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to attend the Annual Meeting, vote your shares and submit questions.

You can find more information, including the nominees for director, in the proxy statement for the Annual Meeting, which is available for viewing, printing and downloading at www.proxydocs.com/IMRA. The board of directors recommends that you vote “FOR” each of the class I directors (Proposal 1) and “FOR” the ratification of the appointment of the independent registered public accounting firm (Proposal 2) as outlined in the attached proxy statement.

We are pleased to comply with the rules of the Securities and Exchange Commission that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2020, or the 2020 Annual Report. We will mail the Notice of Availability on or about May 18, 2021, and the Notice of Availability contains instructions on how to access our proxy materials over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2020 Annual Report, and a form of proxy card.

Stockholders of record at the close of business on May 6, 2021, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. Whether or not you expect to virtually attend the Annual Meeting online, please vote your shares to ensure your representation and the presence of a quorum at the Annual Meeting. If you are a stockholder of record, you may vote your shares prior to the Annual Meeting on the Internet by visiting www.proxypush.com/IMRA, by telephone at 866-829-5506 and following the recorded instructions, or by completing, signing, dating, and returning a proxy card. Your vote is important regardless of the number of shares you own. If you mail your proxy card or vote by telephone or the Internet and then decide to attend the Annual Meeting and vote your shares online during the Annual Meeting, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a bank, broker or other nominee, you will receive instructions from the bank, broker or other nominee that you must follow for your shares to be voted. Stockholders that own shares in “street name” must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from their bank, broker or other nominee to vote during the Annual Meeting.

A list of stockholders as of the close of business on the record date will be available for examination by our stockholders of record during the Annual Meeting using the unique link provided via email following the completion of registration. Further information about how to register for the Annual Meeting, attend the Annual Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

By order of the Board of Directors,

Rahul D. Ballal, Ph.D. President and Chief Executive Officer

May 18, 2021

Important Notice Regarding Internet Availability of Proxy Materials: The attached proxy statement and our 2020 annual report to stockholders, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2020, are available for viewing, printing and downloading at www.proxydocs.com/IMRA. These documents are also available to any stockholder who wishes to receive a paper copy upon written request to Imara Inc., 116 Huntington Ave, Sixth Floor, Boston, Massachusetts 02116. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at http://www.sec.gov.

1

116 Huntington Avenue, Sixth Floor

Boston, MA 02116

617-206-2020

PROXY STATEMENT

2021 ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 29, 2021

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders of Imara Inc., or the Annual Meeting, to be held on Tuesday, June 29, 2021 at 10:00 a.m., Eastern time. Due to health concerns about the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/IMRA, where you will be able to listen to the meeting live, submit questions and vote. Further information about how to attend the Annual Meeting online is included in this proxy statement.

The board of directors of Imara is using this proxy statement to solicit proxies for use at the Annual Meeting. In this proxy statement, unless expressly stated otherwise or the context otherwise requires, references to “Imara,” “the Company,” “we,” “us,” “our” and similar terms refer to Imara Inc. References to our website are inactive textual references only and the contents of our website are not incorporated by reference into this proxy statement.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the meeting by following the instructions set forth in this proxy statement.

Instead of mailing a paper copy of our proxy materials to all of our stockholders, we are providing access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials, or Notice of Availability, instead of a paper copy of this proxy statement and our annual report for the fiscal year ended December 31, 2020, or the 2020 Annual Report. We are sending the Notice of Availability on or about May 18, 2021, and it contains instructions on how to access those documents over the Internet. The Notice of Availability also contains instructions on how each of our stockholders can receive a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report, and a form of proxy card.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 29, 2021:

This proxy statement and our 2020 Annual Report are

available for viewing, printing and downloading at www.proxydocs.com/IMRA.

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission, or SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Imara Inc., 116 Huntington Avenue, Boston, Massachusetts 02116. This proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2020 are also available on the SEC’s website at http://www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will consider and vote on the following matters:

1.

Election of three class I directors, Edward R. Conner, M.D., Carl Goldfischer, M.D. and Laura Williams, M.D., MPH, nominated by our board of directors, each to serve for a three-year term expiring at the 2024 annual meeting of stockholders;

2.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

3.	Transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the meeting other than the first two items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of each of the three nominees to serve as class I directors on our board of directors, each for a three-year term expiring at the 2024 annual meeting of stockholders; and

FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Availability of Proxy Materials

The proxy materials, including this proxy statement, a proxy card and our 2020 Annual Report are available for viewing, printing and downloading on the Internet at www.proxydocs.com/IMRA. If you would like to receive a paper copy of our proxy materials, you should follow the instructions for requesting paper materials in the Notice of Availability.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of May 6, 2021 are entitled to receive notice of the Annual Meeting and to vote the shares of our common stock that they held on that date. As of May 6, 2021, there were 17,639,542 shares of our common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference Between a “Stockholder of Record” and a Beneficial Owner of Shares Held in “Street Name”

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, then you are considered the “stockholder of record” of those shares. In this case, your Notice of Availability has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained in the Notice of Availability and in the section titled “How to Vote” below.

Beneficial Owner of Shares Held in Street Name. If your shares are held by a bank, broker or other nominee, then you are considered the beneficial owner of those shares, which are held in “street name.” In this case, your

Notice of Availability will be sent to you by that organization. The organization holding your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

Why Did I Receive a Notice in the Mail Regarding the Internet Availability of Proxy Materials instead of a Full Set of Proxy Materials?

We are pleased to comply with the SEC rules that allow companies to distribute their proxy materials over the Internet under the “notice and access” approach. As a result, we are sending our stockholders and beneficial owners of our common stock a copy of the Notice of Availability instead of paper copies of this proxy statement, our proxy card, and our 2020 Annual Report. We will send the Notice of Availability on or about May 18, 2021. Detailed instructions on how to access these materials via the Internet may be found in the Notice of Availability. This proxy statement and our 2020 Annual Report are available for viewing, printing and downloading on the Internet at www.proxydocs.com/IMRA.

Why is the Annual Meeting a Virtual, Online Meeting?

Due to health concerns about the COVID-19 pandemic and to support the health and well-being of our stockholders, employees and partners, the Annual Meeting will be a virtual meeting. There will not be a physical meeting location. In light of the public health and safety concerns related to COVID-19, we believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our Annual Meeting by enabling stockholders to safely participate from any location around the world. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxydocs.com/IMRA in advance of the meeting. We have designed the virtual annual meeting to provide the same rights and opportunities to participate as stockholders would have at an in person meeting, including the right to vote and ask questions through the virtual meeting platform.

How to Virtually Attend the Annual Meeting

In order to attend the meeting online, you must register in advance at www.proxydocs.com/IMRA prior to the deadline of 11:59 p.m. Eastern time on June 28, 2021. You may attend the Annual Meeting online by following the instructions that you will receive once your registration is complete.

Online registration for the Annual Meeting will begin on May 18, 2021, and you should allow ample time for the online registration. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the meeting and you will have the ability to submit questions. Please be sure to following the instructions you will receive once your registration is complete.

The Annual Meeting will start at 10:00 a.m., Eastern time, on June 29, 2021. You may log on to the virtual meeting starting one hour before it begins. We will have technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 9:00 a.m., Eastern time, on June 29, 2021. If you encounter any difficulties accessing the virtual Annual Meeting, please contact technical support by following the instructions provided to you upon registration for the Annual Meeting.

How to Vote

If you are the stockholder of record of your shares, you can vote your shares by proxy prior to the Annual Meeting or online during the Annual Meeting. If you choose to vote by proxy prior to the Annual Meeting, you may do so by telephone, via the Internet or by mail as follows:

•

By Telephone Prior to the Annual Meeting. You may transmit your proxy over the phone by calling 866-829-5506 and following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you call.

•

Via the Internet Prior to the Annual Meeting. You may transmit your proxy via the Internet by following the instructions provided in the Notice of Availability and on the proxy card. You will need to have your Notice of Availability or proxy card in hand when you access the website. The website for voting is available at www.proxypush.com/IMRA.

•	By Mail Prior to the Annual Meeting. If you requested printed copies of proxy materials, you can vote by mailing your proxy card as described in the proxy materials.

•

Online during the Annual Meeting. In order to attend the Annual Meeting online and vote online during the Annual Meeting, you must register in advance at www.proxydocs.com/IMRA prior to the deadline of 11:59 p.m. Eastern time on June 28, 2021. You may vote your shares online while virtually attending the Annual Meeting by following the instructions found on your Notice, proxy card and/or voting instruction form and subsequent instructions that will be delivered to you via email following your registration. If you vote by proxy prior to the Annual Meeting and choose to attend the Annual Meeting online, there is no need to vote again during the Annual Meeting unless you wish to change your vote.

Telephone and Internet voting for stockholders of record will be available until 11:59 p.m. Eastern time on June 28, 2021, and mailed proxy cards must be received by 11:59 p.m. Eastern time on June 28, 2021 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

If your shares are held in street name, your bank, broker or other nominee is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization. If your shares are held in “street name,” you must demonstrate proof of beneficial ownership to virtually attend the Annual Meeting and must obtain a legal proxy from your bank, broker or other nominee to vote at the Annual Meeting. Only stockholders who have registered to attend the meeting by 11:59 p.m. Eastern time on June 28, 2021, using the process described above may vote during the meeting. In addition, you will need your control number included on your Notice, proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting.

Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting your shares will be voted as directed by you.

Can I Vote My Shares by Filling Out and Returning the Notice of Internet Availability of Proxy Materials?

No. The Notice of Availability and proxy card contain instructions on how to vote by proxy via the Internet, by telephone, by requesting and returning a paper proxy card, or by voting online while virtually attending the Annual Meeting.

How Do I Submit a Question at the Annual Meeting?

If you wish to submit a question during the Annual Meeting, beginning at 9:00 a.m., Eastern time, on June 29, 2021, you may log into and submit a question on the virtual meeting platform using the unique link provided to you via email following the completion of your registration at www.proxydocs.com/IMRA, and follow the instructions there. Our virtual meeting will be governed by our Rules of Conduct and Procedures which will be posted at www.proxydocs.com/IMRA in advance of the Annual Meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

May I See a List of Stockholders Entitled to Vote as of the Record Date?

A list of stockholders as of the close of business on the record date will be available for examination by the stockholders during the Annual Meeting using the unique link provided via email following the completion of registration for the Annual Meeting.

Quorum

A quorum of stockholders is necessary to hold a valid meeting. Our amended and restated bylaws provide that a quorum will exist if stockholders holding a majority in voting power of the shares of stock issued and outstanding and entitled to vote at the meeting are present at the meeting in person or by proxy. Shares present virtually during the Annual Meeting will be considered shares of common stock represented in person at the meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.

Abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast. Broker non-votes occur when your bank, broker or other nominee submits a proxy for your shares (because the bank, broker or other nominee has received instructions from you on one or more proposals, but not all proposals, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote for a particular proposal because the bank, broker or other nominee either does not have the authority to vote on that proposal and has not received voting instructions from you or has discretionary authority but chooses not to exercise it.

Ballot Measures Considered “Discretionary” and “Non-Discretionary”

The election of directors (Proposal No. 1) is a matter considered non-discretionary under applicable rules. A bank, broker or other nominee cannot vote without instructions on non-discretionary matters.

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 (Proposal No. 2) is a matter considered discretionary under applicable rules. A bank, broker or other nominee generally may exercise discretionary authority and vote on discretionary matters.

Votes Required to for Each Proposal

A nominee will be elected as a director if the nominee receives a plurality of the votes cast by stockholders entitled to vote at the meeting (Proposal No. 1).

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and voted “for” or “against” such matter (Proposal No. 2).

Abstentions and broker non-votes will not be counted as votes cast or voted on any of the proposals. Accordingly, abstentions and broker non-votes will have no effect on the voting on either of the proposals.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of directors, for each share held by such stockholder as of the record date.

Votes cast online during the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the vote is taken at the Annual Meeting:

•

by submitting a new proxy with a later date before the applicable deadline either signed and returned by mail or transmitted using the telephone or Internet voting procedures described in the “How to Vote” section above;

•	by voting online during the Annual Meeting using the procedures described in the “How to Vote” section above; or

•	by filing a written revocation with our corporate secretary.

If your shares are held in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee holding your shares. You may also vote online during the Annual Meeting, which will have the effect of revoking any previously submitted voting instructions, if you obtain a legal proxy from the organization that holds your shares and follow the procedures described in the “How to Vote” section above.

Your virtual attendance at the Annual Meeting, without voting online during the Annual Meeting, will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies. Our directors, officers and regular employees, without additional remuneration, may solicit proxies by mail, telephone, facsimile, email, personal interviews and other means.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may remain an emerging growth company until December 31, 2025, although if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of any June 30 before that time or if we have annual gross revenues of $1.07 billion or more in any fiscal year, we would cease to be an emerging growth company as of December 31 of the applicable year. We also would cease to be an emerging growth company if we issue more than $1.0 billion of non-convertible debt over a three-year period.

PROPOSAL NO. 1—ELECTION OF THREE CLASS I DIRECTORS

Our board of directors currently consists of nine members. In accordance with the terms of our restated certificate of incorporation, our board of directors is divided into three classes (class I, class II and class III), with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•

the current class I directors are Mette Kirstine Agger, Edward R. Conner, M.D. and Carl Goldfischer, M.D. and their term expires at the Annual Meeting. If elected at the Annual Meeting, Laura Williams, M.D., MPH, would join the board of directors as a class I director;

•	the class II directors are Rahul D. Ballal, Ph.D., Barbara J. Dalton, Ph.D. and Sara Nayeem, M.D., and their term expires at the annual meeting of stockholders to be held in 2022; and

•	the class III directors are David Bonita, M.D., Mark Chin and David M. Mott, and their term expires at the annual meeting of stockholders to be held in 2023.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of our board of directors. Our restated certificate of incorporation also provides that our directors may be removed only for cause and only by the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Edward R. Conner, M.D. and Carl Goldfischer, M.D., each of whom are existing class I directors, and upon the recommendation of the nominating and corporate governance committee, has also nominated Laura Williams, M.D., MPH for election as a class I director at the Annual Meeting. Each of the director nominees have indicated a willingness to serve as directors, if elected. Ms. Agger, a current class I director, is not standing for re-election.

Nominees for Election as Class I Directors

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of April 30, 2021.

Name	Age	Position
Edward R. Conner, M.D	48	Director
Carl Goldfischer, M.D.	62	Director
Laura Williams, M.D., MPH.	58	Director

Edward R. Conner, M.D. has served as a member of our board of directors since April 2020. Since July 2019, Dr. Conner has served as Senior Vice President and Chief Medical Officer at Audentes Therapeutics, Inc., an Astellas company and a genetic medicines company. From November 2016 to May 2019, he served as Senior Vice President and Chief Medical Officer at Sangamo Therapeutics, Inc., a biotechnology company. Dr. Conner served as Vice President, Clinical Development at Ultragenyx Pharmaceutical Inc., a pharmaceutical company, from January 2015 to October 2016, and in senior clinical and medical leadership positions at BioMarin Pharmaceutical Inc., a pharmaceutical company and at Genentech, Inc., a biotechnology company, prior to that. Dr. Conner earned his B.S. in Biology from Duke University and his M.D. from the University of California, San Francisco. We believe Dr. Conner is qualified to serve on our board of directors based on his significant industry experience leading medical and clinical development operations.

Carl Goldfischer, M.D. has served as a member of our board of directors since January 2016. Dr. Goldfischer has served as an Investment Partner, Managing Director, member of the board of directors and member of the executive committee of Bay City Capital LLC, or Bay City Capital, a life sciences investment firm, since January 2000. Prior to joining Bay City Capital, Dr. Goldfischer was Chief Financial Officer and VP of Finance and Strategic Planning of ImClone Systems Inc., a biopharmaceutical company. Dr. Goldfischer has served on the board of directors of Epizyme, Inc., a public biopharmaceutical company, since September 2009. He has previously served on the board of directors of EnteroMedics Inc., now ReShape Lifesciences Inc., a public medical device company, from 2004 to September 2017, MAP Pharmaceuticals, Inc., a biopharmaceutical company, from 2004 to 2011 and Poniard Pharmaceuticals, Inc., a public biopharmaceutical company, from 2000 to 2012. Dr. Goldfischer received his B.A. in Liberal Arts from Sarah Lawrence College and his M.D. with honors in scientific research from Albert Einstein College of Medicine at Yeshiva University. We believe Dr. Goldfischer is qualified to serve on our board of directors based on his experience as chief financial officer at ImClone Systems and his role on several public and private boards of directors as well as his experience in investing in healthcare companies.

Laura Williams, M.D., MPH, has been nominated by our board of directors to serve as a class I director. Since November 2020, Dr. Williams has served as the Senior Vice President, Global Therapeutic Strategies and Patient Advocacy for Ardelyx, Inc., a biopharmaceutical company. Prior to Ardelyx, she served as Senior Vice President and Head of Clinical Development and Biostatistics at AMAG Pharmaceuticals, Inc., a pharmaceutical company, from September 2017 until January 2020. From September 2016 to August 2017, Dr. Williams served as Vice President of Clinical Development at Myovant Sciences Ltd., a healthcare company. From 1998 to July 2016, Dr. Williams served in roles of increasing responsibility at AbbVie, Inc. (formally Abbott Laboratories), a biopharmaceutical company. Dr. Williams received her B.S. from Mississippi State University, her M.D. from the University of Iowa and MPH in Epidemiology from the University of Washington. We believe Dr. Williams is qualified to serve on our board of directors based on her significant strategic and clinical development experience, as well her experience with patient advocacy.

Vote Required

The nominees for class I director who receive the most votes FOR election (also known as a plurality) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. A bank, broker or other nominee does not have authority to vote your unvoted shares held by the firms in street name for the election of directors. As a result, any shares not voted by you will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THE ELECTION OF EDWARD R. CONNER, M.D., CARL GOLDFISCHER, M.D. AND LAURA WILLIAMS, M.D., MPH AS CLASS I DIRECTORS FOR A THREE-YEAR TERM ENDING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2024.

Directors Continuing in Office

The following table identifies our continuing directors, and sets forth their principal occupation and business experience during the last five years and their ages as of April 30, 2021.

Name	Age	Position	Class and Year in Which Term Will Expire
Rahul D. Ballal, Ph.D	43	President and Chief Executive Officer, Director	Class II—2022
Barbara J. Dalton, Ph.D	66	Director	Class II—2022
Sara Nayeem, M.D.	42	Director	Class II—2022
David Bonita, M.D.	45	Director	Class III—2023
Mark Chin	39	Director	Class III—2023
David M. Mott.	55	Chairman of the Board of Directors	Class III—2023

Class II Directors

Rahul D. Ballal, Ph.D. has served as our President and Chief Executive Officer and as a member of our board of directors since June 2018. Prior to joining us, Dr. Ballal served as Chief Business Officer of Northern Biologics Inc., a biotechnology company, from May 2016 to June 2018, and as an Entrepreneur-in-Residence at Versant Ventures Management LLC, a life sciences venture capital firm, from May 2016 to June 2018. Previously, Dr. Ballal was Vice President, Business Development at Flexion Therapeutics, Inc., or Flexion, a public biopharmaceutical company, from March 2011 to May 2016. Prior to Flexion, he held a venture fellowship position at Novartis Venture Funds, a venture capital fund, as part of the Kauffman Fellowship, from June 2010 to June 2012, and overlapped in business development at the Broad Institute of Massachusetts Institute of Technology, a biomedical and genomic research center, from September 2009 to March 2011. Dr. Ballal was also the founder and CEO of Redmind LLC, a venture backed data analytics startup that was sold to Ikimbo Inc. in June 2002. Dr. Ballal received his Ph.D. in biochemistry and molecular biology from Georgetown University, his M.S. in biotechnology from Johns Hopkins University and his B.A. in biology from Brown University. We believe Dr. Ballal is qualified to serve on our board of directors based on his broad experience in the life sciences industry, including in various investment, operating and leadership roles.

Barbara J. Dalton, Ph.D. has served as a member of our board of directors since January 2016. Dr. Dalton is the Vice President of Venture Capital for Pfizer Ventures, the venture capital group of Pfizer Inc. and, with its affiliates, a holder of more than 5% of our voting securities, since she joined Pfizer in 2007. She serves on the board of Artios Ltd., Cydan, Ixchelsis Ltd, AMRA Medical and Second Genome, which are all private independent biopharmaceutical companies. Barbara also serves on several other Pfizer Venture Investments portfolio companies as a board observer. Dr. Dalton began her pharmaceutical career as a Research Scientist in Immunology at SmithKline Beecham Ltd. (formerly SmithKline and French Laboratories), a pharmaceutical company that merged with Glaxo Holdings to become GSK, and joined their venture capital group, SR One, Ltd., in the early 1990s. She was also a founding member and Partner with EuclidSR Partners LP, a private venture capital firm, where SmithKline was a leading limited partner. She received her Ph.D. in microbiology and immunology from The Medical College of Pennsylvania (now the Drexel University College of Medicine) and received her B.S. in General Science from Pennsylvania State University. We believe Dr. Dalton is qualified to serve on our board of directors based on her research background, her past role on several public and private boards of directors, as well as her extensive experience in venture investing in healthcare companies.

Sara Nayeem, M.D. has served as a member of our board of directors since January 2016. Dr. Nayeem has been a partner at Avoro Capital Advisors, an investment firm, since February 2021. From October 2015 to February 2021, Dr. Nayeem served as a Partner at New Enterprise Associates, Inc., a venture capital firm and, with its affiliates, a holder of more than 5% of our voting securities. From January 2009 to October 2015, Dr. Nayeem held other positions at New Enterprise Associates. Prior to joining New Enterprise Associates, Dr. Nayeem was an Associate with Merrill Lynch and Co. Inc.’s Global Healthcare Group from August 2006 to January 2009.

Dr. Nayeem previously served on the board of directors of Mersana Therapeutics, Inc., a public life sciences company, from July 2012 to June 2018. Dr. Nayeem currently serves on the board of directors of several private biopharmaceutical companies. Dr. Nayeem received her M.D. and M.B.A. from Yale University and her B.A. in biology from Harvard University. We believe Dr. Nayeem is qualified to serve on our board of directors based on her experience in healthcare investment banking, her experience in investing in healthcare companies and her role as a member of the boards of directors for several biotechnology companies.

Class III Directors

David Bonita, M.D. has served as a member of our board of directors since March 2019. Since February 2020, Dr. Bonita has been a member of OrbiMed Advisors LLC, or OrbiMed, an investment firm and, with its affiliates, a holder of more than 5% of our voting securities, where he previously served as a private equity partner from June 2013 to February 2020. From June 2004 to June 2013, Dr. Bonita held other positions at OrbiMed. Dr. Bonita has served on the board of directors of Tricida, Inc., a public pharmaceutical company, since January 2014, Acutus Medical Inc, an arrhythmia management company, since March 2016, Ikena Oncology, Inc., a public oncology company, since March 2016, Prelude Therapeutics, Inc., a public oncology company, since July 2016, and Repare Therapeutics Inc., a public cancer-focused biotechnology company, since September 2019. Dr. Bonita also previously served on the boards of directors of Clementia Pharmaceuticals Inc., a public pharmaceutical company, from April 2013 to April 2019, Loxo Oncology, Inc., a public biopharmaceutical company, from October 2013 to December 2017, Si-Bone, Inc., a public medical device company, from April 2014 to June 2019, and ViewRay Inc., a public medical device company from January 2008 to June 2018. Dr. Bonita currently serves, and has previously served, on the boards of directors of numerous private companies. Dr. Bonita also previously worked as a corporate finance analyst in the healthcare investment banking groups of Morgan Stanley and UBS. He has published scientific articles in peer-reviewed journals based on signal transduction research performed at Harvard Medical School. He received his B.A. in biology from Harvard University and his joint M.D./M.B.A. from Columbia University. We believe that Dr. Bonita is qualified to serve on our board of directors based on his roles on several public and private boards of directors as well as his extensive experience in investing in healthcare companies.

Mark Chin has served as a member of our board of directors since March 2019. Mr. Chin served as an Investment Director at Arix Bioscience plc, a life science investment company and, with its affiliates, a holder of more than 5% of our voting securities, from August 2016 to April 2020. From September 2012 to July 2016, Mr. Chin served as a Principal at Longitude Capital Management Co. LLC, a healthcare venture capital firm. From January 2011 to September 2012, Mr. Chin served as a Consultant with the Boston Consulting Group, a global management consulting firm. Mr. Chin has served on the board of Harpoon Therapeutics Inc., a public clinical-stage immunotherapy company, since May 2017, and Iterum Therapeutics plc, a public clinical-stage pharmaceutical company, since May 2017. Mr. Chin earned his B.S. in management science from the University of California, San Diego, his M.B.A. from the Wharton School at the University of Pennsylvania and his M.S. in biotechnology from the University of Pennsylvania. We believe Mr. Chin is qualified to serve on our board of directors based on his roles on several public and private boards of directors and his extensive experience in investing in healthcare companies as well as his consulting experience.

David M. Mott has served as a member of our board of directors since January 2016. Mr. Mott has been a private investor through Mott Family Capital since February 2020 and previously served as a General Partner at New Enterprise Associates, Inc., a venture capital firm and, with its affiliates, a holder of more than 5% of our voting securities, from September 2008 to February 2020, where he led the healthcare investing practice. From 1992 until 2008, Mr. Mott worked at MedImmune, Inc., or MedImmune, a biotechnology company and subsidiary of AstraZeneca plc, or AstraZeneca, a public global, science-led biopharmaceutical company, and served in numerous roles during his tenure, including most recently as Chief Executive Officer from October 2000 to July 2008. During that time, Mr. Mott also served as Executive Vice President of AstraZeneca from June 2007 to July 2008 following AstraZeneca’s acquisition of MedImmune in June 2007. Mr. Mott has served on the board of directors of several public companies, including Epizyme, Inc., a public biopharmaceutical company, since 2009,

Ardelyx, Inc., a public specialized biopharmaceutical company, since 2009, Adaptimmune Therapeutics plc, a public clinical-stage biopharmaceutical company, since September 2014, Mersana Therapeutics, Inc., a public life sciences company, since July 2012, and Novavax, Inc., a public late-stage biotechnology company, since June 2020, and previously served on the board of Tiburio Therapeutics, Inc., a biopharmaceutical company, from December 2018 to February 2020, Nightstar Therapeutics plc, a public gene therapy company that was acquired by Biogen in June 2019, from November 2015 to June 2019, Clementia Pharmaceuticals, Inc., a clinical-stage company, from June 2015 to February 2018, and Tesaro, Inc., an oncology-focused company, from May 2010 to January 2019. Mr. Mott also serves on the boards of several private biopharmaceutical companies. Mr. Mott received his B.A. in economics and government from Dartmouth College. We believe Mr. Mott is qualified to serve on our board of directors based on his experience as an executive officer at MedImmune and his role on several public and private boards of directors as well as his leadership position in healthcare investing.

There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she was or is to be selected as a director.

Executive Officers

The following table identifies our executive officers and sets forth their current positions at Imara and their ages as of April 30, 2021.

Name	Age	Position
Rahul D. Ballal, Ph.D.	43	President and Chief Executive Officer
Michael P. Gray	50	Chief Financial Officer and Chief Operating Officer
Kenneth Attie, M.D.	64	Senior Vice President and Chief Medical Officer

The biography of Dr. Ballal can be found under “Directors Continuing in Office.”

Michael P. Gray has served as our Chief Financial Officer and Chief Operating Officer since April 2019. Prior to joining us, Mr. Gray held various leadership positions at Arsanis, Inc., now X4 Pharmaceuticals, Inc., a public biopharmaceutical company, including President and Chief Executive Officer from November 2018 to March 2019, Chief Financial Officer from March 2016 to March 2019, Chief Operating Officer from September 2017 to November 2018, and Chief Business Officer from March 2016 to September 2017. Mr. Gray also served in various leadership positions from January 1998 through February 2016 at Curis Inc., or Curis, a public oncology drug development company. He served as Curis’ Chief Financial Officer and Chief Business Officer from February 2014 to February 2016 and as its Chief Financial Officer and Chief Operating Officer from December 2006 to February 2014. From December 2003 until December 2006, Mr. Gray served as Curis’ Vice President of Finance and Chief Financial Officer and from August 2000 until December 2003, served as its Senior Director of Finance and Controller. Previously, Mr. Gray held positions including Controller at Reprogenesis Inc., a biotechnology company focused on the development of cell therapy drug candidates, and as an audit professional for the accounting and consulting firm of Ernst & Young, LLP. Mr. Gray has served on the board of directors of Therapeutics Acquisition Corporation, a special purpose acquisition corporation, since May 2020. Mr. Gray received his M.B.A. in corporate finance and entrepreneurial management from the F.W. Olin Graduate School of Business at Babson College and a B.S. in accounting from Bryant University.

Kenneth Attie, M.D. has served as our Senior Vice President and Chief Medical Officer since January 2021. Prior to joining us, Dr. Attie served as Vice President of Medical Research at Acceleron Pharma Inc., a biopharmaceutical company, from November 2009 to January 2021. Prior to Acceleron, Dr. Attie held clinical development and medical affairs leadership roles of increasing responsibility at Altus Pharmaceuticals Inc., a biopharmaceutical company, from 2007 to 2009, Insmed, Inc., a biopharmaceutical company, from 2005 to 2007, and Genentech, Inc, a biotechnology company, from 1988 to 2000. Dr. Attie received his B.A in music from the University of Michigan and his M.D. from the New York University School of Medicine.

There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he was or is to be selected as an executive officer.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021

Our stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Ernst & Young LLP has served as our independent registered public accounting firm since 2018.

The audit committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2021. Stockholder approval is not required to appoint Ernst & Young LLP as our independent registered public accounting firm. However, the board of directors believes that submitting the appointment of Ernst & Young LLP to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Ernst & Young LLP. If the selection of Ernst & Young LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of our company and our stockholders.

A representative of Ernst & Young LLP is expected to virtually attend the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.

We incurred the following fees from Ernst & Young LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019.

	Year Ended December 31,
	2020	2019
	(in thousands)
Audit Fees(1)	$556	$1,046
Audit-Related Fees	—	—
Tax Fees(2)	12	10
All Other Fees	4	—

	$572	$1,056

(1)

Audit fees consist of fees billed for professional services by Ernst & Young LLP for audit and quarterly review of our consolidated financial statements and review of the registration statement on Form S-1 for our IPO, and related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consist of fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The audit committee of our board of directors has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of our independent auditor. We may not engage our independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render the service is entered into pursuant to the audit committee’s pre-approval policies and procedures. Notwithstanding the foregoing, pre-approval is not required with respect to the provision of services, other than audit, review or attest services, by the independent auditor if the aggregate amount of all such services is no more than 5% of the total amount paid by us to the independent auditor during the fiscal year in which the services are provided, such services were not recognized by us at the time of the engagement to be non-audit services and such services are promptly brought to the attention of the audit committee and approved prior to completion of the audit by the audit committee.

From time to time, our audit committee may pre-approve services that are expected to be provided to us by the independent auditor during the following 12 months. At the time such pre-approval is granted, the audit committee must identify the particular pre-approved services in a sufficient level of detail so that our management will not be called upon to make a judgment as to whether a proposed service fits within the pre-approved services and, at each regularly scheduled meeting of the audit committee following such approval, management or the independent auditor shall report to the audit committee regarding each service actually provided to us pursuant to such pre-approval.

The audit committee has delegated to its chairman the authority to grant pre-approvals of audit or non-audit services to be provided by the independent auditor. Any approval of services by the chairman of the audit committee is reported to the committee at its next regularly scheduled meeting.

During our 2020 and 2019 fiscal years, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of the Company’s independent public accountant. Abstentions will be counted towards the tabulation of votes cast on this proposal and will have the same effect as a negative vote. A bank, broker or other nominee has authority to vote your unvoted shares held by the firms in street name on this proposal. If a bank, broker or other nominee does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending the persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate director candidates.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our board. While there are no specific minimum qualifications for a committee-recommended nominee to our board of directors, the qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have a reputation for integrity, honesty and adherence to high ethical standards.

•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and should be willing and able to contribute positively to our decision-making process.

•	Nominees should have a commitment to understand our company and our industry and to regularly attend and participate in meetings of our board of directors and its committees.

•

Nominees should have the interest and ability to understand the sometimes conflicting interests of our various constituencies, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders.

•

Nominees should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of all of our stockholders and to fulfill the responsibilities of a director.

•

Nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law. The value of diversity on our board of directors is considered pursuant to our corporate governance guidelines.

•	Nominees should normally be able to serve for at least five years before reaching the age of 75.

We have no formal policy regarding board diversity, but as stated above, our corporate governance guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our board of directors considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our board of directors in fulfilling its responsibilities.

The nominating and corporate governance committee may use a third-party search firm in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our corporate secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our amended and restated bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals for our 2022 Annual Meeting.”

Assuming that biographical and background material has been provided on a timely basis, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors decides to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting.

Director Independence

The Nasdaq Stock Market LLC, or Nasdaq, Marketplace Rules, or the Nasdaq Listing Rules, require a majority of a listed company’s board of directors to be composed of independent directors within one year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

In March 2021, our board of directors undertook a review of the composition of our board of directors and its committees and the independence of each director and in May 2021 undertook this review with respect to Laura Williams in connection with her nomination to be a member of our board of directors. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of our directors, with the exception of Rahul D. Ballal, are “independent directors” as defined under the Nasdaq Listing Rules. In making such determinations, our board of directors considered the relationships that each such director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining his or her independence, including the beneficial ownership of our capital stock by each director. Dr. Ballal is not an independent director under these rules because he is our President and Chief Executive Officer. Our board of directors had also previously determined that James McArthur was not an independent director as defined under applicable Nasdaq rules prior to his resignation from our board of directors in April 2020. Dr. McArthur was not an independent director under these rules because he served as our President and Chief Executive Officer until May 2018.

There are no family relationships among any of our directors or executive officers.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Each committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq and each such committee reviews its respective charter at least annually. A current copy of the charter for each committee is posted on the “Corporate Governance” section of the “Investor Relations”

section of our website, which is located at www.imaratx.com. Our board of directors also appoints ad hoc committees from time-to-time to address specific matters.

Audit Committee

During 2020, the members of our audit committee were Mark Chin, Carl Goldfischer and Sara Nayeem. Dr. Goldfischer is the chair of the audit committee. Our audit committee met four times during 2020. Our audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	overseeing our internal audit function;

•	overseeing our risk assessment and risk management policies;

•	establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;

•	reviewing and approving or ratifying any related person transactions; and

•	preparing the audit committee report required by Securities and Exchange Commission, or SEC, rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Our board of directors has determined that Dr. Goldfischer is an “audit committee financial expert” as defined in applicable SEC rules. We believe that the composition of our audit committee meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements, in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

Compensation Committee

During 2020, the members of our compensation committee were David Bonita, Barbara J. Dalton and David M. Mott. Mr. Mott is the chair of the compensation committee. Our compensation committee met five times during 2020. Our compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our chief executive officer and our other executive officers;

•	overseeing an evaluation of our senior executives;

•	overseeing and administering our cash and equity incentive plans;

•	reviewing and making recommendations to our board of directors with respect to director compensation;

•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and

•	preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition of our compensation committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Nominating and Corporate Governance Committee

During 2020, the members of our nominating and corporate governance committee were Mette Kirstine Agger, Edward Conner and David M. Mott. In addition, James McArthur was a member of the nominating and corporate governance committee prior to his resignation from the board in April 2020. Ms. Agger is currently the chair of the nominating and corporate governance committee. Our nominating and corporate governance committee met two times during 2020. Our nominating and corporate governance committee’s responsibilities include:

•	recommending to our board of directors the persons to be nominated for election as directors and to each of our board’s committees;

•	reviewing and making recommendations to our board with respect to our board leadership structure;

•	reviewing and making recommendations to our board with respect to management succession planning;

•	developing and recommending to our board of directors corporate governance principles; and

•	overseeing a periodic evaluation of our board of directors.

We believe that the composition of our nominating and corporate governance committee meets the requirements for independence under current Nasdaq and SEC rules and regulations.

Board of Director Meetings and Attendance

Our board of directors recognizes the importance of director attendance at board and committee meetings. The full board of directors met nine times during 2020. During 2020, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings held by the board of directors (during the period that such person served as a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. We did not hold an annual meeting of stockholders during the time we were a public company in 2020.

Hedging and Pledging Policy

We have an insider trading policy that is applicable to all of our employees and members of our board of directors. The policy prohibits those individuals and their related persons from engaging in any speculative transactions involving our stock, including the following activities: short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of our securities; the purchase of our securities on margin; borrowing against our securities held in a margin account; or pledging our securities as collateral for a loan. However, an exception may be granted where a person wishes to pledge our securities as collateral for a loan (other than a margin loan) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person who wishes to pledge our securities as collateral for a loan must submit a request for approval to our chief financial officer. In addition, any such request by a director or executive officer must also be reviewed and approved by the Audit Committee.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on the “Corporate Governance” section of the “Investors” section of our website, www.imaratx.com. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the code.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist the board of directors in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines provide that:

•	the principal responsibility of our board of directors is to oversee our management;

•	a majority of the members of the board of directors must be independent directors, unless otherwise permitted by Nasdaq rules;

•	the independent directors meet in executive session at least twice a year;

•	directors have full and free access to management and, as necessary, independent advisors;

•	new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	our nominating and corporate governance committee will oversee an annual self-evaluation of the board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines is available on the “Corporate Governance” section of the “Investor Relations” section of our website, which is located at www.imaratx.com.

Board Leadership Structure and Oversight of Risk

Our corporate governance guidelines provide that the nominating and corporate governance committee shall periodically assess the board of directors’ leadership structure, including whether the offices of chief executive officer and chair of the board of directors should be separate. Our guidelines provide the board of directors with flexibility to determine whether the two roles should be combined or separated based upon our needs and the board of directors’ assessment of its leadership from time to time. We do not currently have a lead independent director because the chair of our board of directors is independent within the meaning of the Nasdaq listing rules.

We currently separate the roles of chief executive officer and chair of the board of directors. Our president and chief executive officer is responsible for setting the strategic direction for our company and the day-to-day leadership and performance of our company, while the chair of our board of directors presides over meetings of the board of directors, including executive sessions of the board of directors, and performs oversight responsibilities. Separating the duties of the chair from the duties of the chief executive officer allows our chief executive officer to focus on our day-to-day business, while allowing the chair to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Specifically, our chair runs meetings of our independent directors, facilitates communications between management and the board of directors and assists with other corporate governance matters. Our board of directors believes that this structure ensures a greater role for the independent directors in the oversight of our company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board of directors. Our board of directors believes its administration of its risk oversight function has not affected its leadership structure. Our board of directors believes that we have an appropriate leadership structure for us at this time which demonstrates our commitment to good corporate governance. Although the roles of chair and chief executive officer are currently separate, our nominating and corporate governance committee and board of directors believe it is appropriate for our chief executive officer to serve as a member of our board of directors.

Risk is inherent with every business and how well a business manages risk can ultimately determine its success. We face a number of risks, including those described under “Risk Factors” in our quarterly report on Form 10-Q for the quarter ended March 31, 2021. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of our board of directors in overseeing the management of our risks is conducted primarily through committees of our board of directors, with each committee addressing the risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to discuss, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

Communication with Our Directors

Any interested party with concerns about our company may report such concerns to the board of directors, or the chair of our board of directors, or otherwise the chair of the nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

Imara Inc.

116 Huntington Avenue, Sixth Floor

Boston, Massachusetts 02116

Attention: Board of Directors

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to our legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with our legal counsel, with independent advisors, with non-management directors, or with our management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and discretion.

Communications may be forwarded to all directors if they relate to important substantive matters and include suggestions or comments that may be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters may be submitted in writing online at https://www.whistleblowerservices.com/IMRA or to our general counsel at 116 Huntington, Ave, Sixth Floor, Boston, Massachusetts 02116, Attention: General Counsel, or via the toll-free telephone number 833-976-2040.

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Compensation

This section describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers for 2020. Our named executive officers for 2020 were Rahul D. Ballal, our President and Chief Executive Officer, Michael P. Gray, our Chief Financial Officer and Chief Operating Officer, and Willem Scheele, our former Chief Medical Officer who ceased to be an employee in April 2020.

Executive and Director Compensation Processes

Our executive compensation program is administered by the compensation committee of our board of directors, subject to the oversight of our board of directors. The compensation committee is responsible for determining the compensation for all executives other than the chief executive officer. Our board of directors, with the recommendation of the compensation committee, is responsible for determining the compensation of our chief executive officer. Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer. Based on those discussions and its discretion, taking into account the factors noted above, the compensation committee then sets the compensation for each executive officer other than the chief executive officer and recommends the compensation for the chief executive officer to our board of directors for approval. Our board of directors discusses the compensation committee’s recommendation and ultimately approves the compensation of our chief executive officer without members of management present.

During 2020, our compensation committee directly retained Pearl Meyer & Partners, LLC, or Pearl Meyer, to advise the compensation committee on our compensation program for executive officers, which includes base salaries, annual performance-based cash incentives and equity incentive awards and Pearl Meyer made recommendations with respect to the amount and form of executive and director compensation. Although our compensation committee considers the advice and guidance of Pearl Meyer as to our executive compensation program, our compensation committee ultimately makes its own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

The compensation committee reviewed information regarding the independence and potential conflicts of interest of Pearl Meyer, taking into account, among other things, the factors set forth in the Nasdaq listing standards. Based on such review, the compensation committee concluded that the engagement of Pearl Meyer did not raise any conflict of interest.

In addition to executive compensation, our compensation committee conducts an annual review of director compensation and makes recommendations to the board of directors with respect thereto.

Summary Compensation Table

The following table sets forth information regarding compensation awarded to, earned by or paid to each of our named executive officers for the years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option awards ($)(2)	All other compensation ($)		Total ($)
Rahul D. Ballal, Ph.D.(3)	2020	437,750	177,289	—	2,620	(4)	617,659
President and Chief Executive Officer	2019	421,806	153,000	1,446,110	5,453	(5)	2,026,369
Michael P. Gray(6)	2020	393,444	134,263	—	2,620	(7)	530,327
Chief Financial Officer and Chief Operating Officer	2019	281,458	88,659	897,219	4,403	(8)	1,271,739
Willem Scheele(9)	2020	110,265	—	—	258,137	(10)	368,402
Former Chief Medical Officer	2019	282,386	67,900	708,330	4,578	(11)	1,063,194

(1)	Amounts represent a cash bonus award paid to our named executive officers under our bonus program.
(2)

The amounts reported in the “Option awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718. See Note 11 of the notes to our consolidated financial statements in this Annual Report on Form 10-K regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officer upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options. For 2019 options subject to performance-based vesting, the amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant, in the amounts of $353,256, $134,238 and $105,977 for Dr. Ballal, Mr. Gray and Dr. Scheele, respectively, which amounts also equal what would have been the grant date fair value of the awards assuming achievement of the highest level of performance conditions.

(3)	Dr. Ballal also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(4)	Amount represents compensation of $1,090 from premiums paid on behalf of Dr. Ballal for life insurance and $1,530 in reimbursements for monthly parking costs.
(5)	Amount represents compensation of $533 from premiums paid on behalf of Dr. Ballal for life insurance and $4,920 in reimbursements for monthly parking costs.
(6)	Mr. Gray commenced employment with us on April 8, 2019.
(7)	Amount represents compensation of $1,090 from premiums paid on behalf of Mr. Gray for life insurance and $1,530 in reimbursements for monthly parking costs.
(8)	Amount represents compensation of $533 from premiums paid on behalf of Mr. Gray for life insurance and $3,870 in reimbursements for monthly parking costs.
(9)	Dr. Scheele commenced employment with us on March 15, 2019 and ceased to be an employee, effective April 22, 2020.
(10)

Amount represents compensation of $356 from premiums paid on behalf of Dr. Scheele for life insurance, $1,530 in reimbursements for monthly parking costs, $246,528 in severance and $9,723 in vacation paid to Dr. Scheele.

(11)	Amount represents compensation of $533 from premiums paid on behalf of Dr. Scheele for life insurance and $4,045 in reimbursements for monthly parking costs.

Narrative to Summary Compensation Table

Base Salary. In 2019, we paid Dr. Ballal an annualized base salary of $405,000 until April 1, 2019, when his annualized base salary was increased to $425,000. Effective January 1, 2020, his annualized base salary was increased to $437,750. In 2019, we paid Mr. Gray an annualized base salary of $385,000, which was pro-rated to reflect the number of days he served with our company following his hire in April 2019 and effective January 1, 2020 his annualized base salary was increased to $393,444. In 2019, we paid Dr. Scheele an annualized base salary of $355,000, which was pro-rated to reflect the number of days he served with our company following his hire in March 2019. Dr. Scheele’s annualized base salary remained $355,000 during 2020 until his cessation of service on April 22, 2020. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers are currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Bonus. Our board of directors may, in its discretion, award bonuses to our executive officers, including our named executive officers, from time to time. Our letter agreements with Dr. Ballal, Mr. Gray and Dr. Scheele provide that they will be eligible for an annual discretionary bonus up to a specified percentage of their salaries based upon our achievements and their performance, as determined by our board of directors. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. From time to time, our board of directors has approved discretionary annual cash bonuses to our named executive officers with respect to their prior year performance. In 2019, Dr. Ballal was eligible to receive a discretionary bonus of up to 40% of his annualized base salary. In 2020, Dr. Ballal’s annual discretionary bonus eligibility was increased up to 45% of his annualized base salary. We paid Dr. Ballal a discretionary bonus of $153,000 with respect to 2019 and $177,289 with respect to 2020. In 2019, Mr. Gray was eligible to receive a discretionary bonus of up to 35% of his annualized base salary, pro-rated to reflect the number of days he served with our company following his hire in April 2019. In 2020, Mr. Gray was eligible to receive a discretionary bonus of up to 35% of his annualized base salary. We paid Mr. Gray a discretionary bonus of $88,659 with respect to 2019 and $134,263 with respect to 2020. In 2019, Dr. Scheele was eligible to receive a discretionary bonus of up to 35% of his annualized base salary, pro-rated to reflect the number of days he served with our company following his hire in March 2019. We paid Dr. Scheele a discretionary bonus of $67,900 with respect to 2019. We did not pay Dr. Scheele a discretionary bonus with respect to 2020 due to his departure from our company.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our board of directors periodically reviews the equity incentive compensation of our executive officers, including our named executive officers, and from time to time may grant equity incentive awards to them in the form of stock options.

We granted two options to purchase an aggregate of 421,434 shares of our common stock to Dr. Ballal in May 2019: one option to purchase 321,289 shares of our common stock, which award is subject solely to time-based vesting and which we refer to as the Initial Ballal 2019 Option, and a second option to purchase 100,145 shares of our common stock, which award is subject to both time-based and performance-based vesting and which we refer to as the Ballal Milestone Option. The Initial Ballal 2019 Option vests as to 25% of the shares underlying the option on the first anniversary of the applicable vesting commencement date (which vesting commencement date is March 12, 2019) and in equal quarterly installments for three years thereafter. The Ballal Milestone Option also vests as to 25% of the shares underlying the option on February 25, 2021, the first anniversary of the closing of the second tranche of our series B preferred stock financing, and in quarterly installments for three years thereafter. All of the shares underlying the unvested portion of the Initial Ballal 2019 Option and the Ballal Milestone Option will immediately vest if, within twelve months following a change in control, Dr. Ballal’s service is terminated by us without cause or by Dr. Ballal with good reason (as each such term is defined in his letter agreement with us).

We granted two options to purchase an aggregate of 262,364 shares of our common stock to Mr. Gray in May 2019: one option to purchase 224,309 shares of our common stock, which award is subject solely to time-based vesting and which we refer to as the Initial Gray 2019 Option, and a second option to purchase 38,055 shares of our common stock, which award is subject to both time-based and performance-based vesting and which we refer to as the Gray Milestone Option. The Initial Gray 2019 Option vests as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date (which vesting commencement date is April 8, 2019) and in equal quarterly installments for three years thereafter. The Gray Milestone Option also vests as to 25% of the shares underlying the option on February 25, 2021, the first anniversary of the closing of the second tranche of our series B preferred stock financing, and in quarterly installments for three years thereafter. All of the shares underlying the unvested portion of the Initial Gray 2019 Option and the Gray Milestone Option will immediately vest if, within twelve months following a change in control, Mr. Gray’s service is terminated by us without cause or by Mr. Gray with good reason (as each such term is defined in his letter agreement with us).

We granted two options to purchase an aggregate of 207,129 shares of our common stock to Dr. Scheele in May 2019: one option to purchase 177,086 shares of our common stock, which award was subject solely to time-based vesting and which we refer to as the Initial Scheele 2019 Option, and a second option to purchase 30,043 shares of our common stock, which award was subject to both time-based and performance-based vesting and which we refer to as the Scheele Milestone Option. The Initial Scheele 2019 Option vested as to 25% of the shares underlying the option on the first anniversary of the vesting commencement date (which vesting commencement date was March 15, 2019) and ceased vesting thereafter in connection with the termination of Dr. Scheele’s employment in April 2020. No shares underlying the Scheele Milestone Option vested prior to the termination of Dr. Scheele’s employment.

We did not grant equity incentive awards to any of our named executive officers during 2020.

Prior to the completion of our initial public offering in March 2020, our executives were eligible to participate in our 2016 Stock Incentive Plan, as amended, or the 2016 Plan. During 2019, all stock options were granted pursuant to the 2016 Plan, and we did not grant any restricted stock awards during 2019 and 2020. Our employees and executives are now eligible to receive stock options and other stock-based awards pursuant to our 2020 Equity Incentive Plan, or the 2020 Plan.

We have used stock options and restricted stock awards to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. The award of stock options and restricted stock to our executive officers have historically been made by our board of directors or compensation committee. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options or restricted stock. We have granted stock options and restricted stock to our executive officers with time-based and performance-based vesting. The options and restricted stock that we have granted to our executive officers typically vest as to 25% of the shares underlying the award on the first anniversary of the grant date and in equal quarterly installments for three years thereafter. We have also granted performance-based awards tied to the achievement of milestones. Vesting rights cease upon termination of employment and exercise rights for stock options cease shortly after termination, except that vesting is fully accelerated upon certain terminations in connection with a change of control and exercisability is extended in the case of death or disability. Prior to the exercise of a stock option, the holder has no rights as a stockholder with respect to the shares subject to such option, including no voting rights and no right to receive dividends or dividend equivalents.

We have historically awarded stock options and restricted stock with exercise prices or purchase prices, as applicable, that are equal to the fair market value of our common stock on the date of grant as determined by our board of directors.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding all outstanding stock options held by each of our named executive officers as of December 31, 2020.

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date
Rahul D. Ballal	163,124	100,875	(1)	3.15	10/18/2028
	140,563	180,726	(2)	4.92	5/15/2029
	—	100,145	(3)	4.92	5/15/2029
Michael P. Gray	82,865	140,194	(4)	4.92	5/15/2029
	—	38,055	(3)	4.92	5/15/2029
Willem Scheele	—	—	(5)	—	—

(1)

This option was granted on October 19, 2018, and the shares underlying the option vest and become exercisable over four years, with 25% of the shares vesting on May 29, 2019 and the remaining shares vesting in equal quarterly installments thereafter, subject to Dr. Ballal’s continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Dr. Ballal’s employment within twelve months following a change in control.

(2)

This option was granted on May 16, 2019, and the shares underlying the option vest and become exercisable over four years, with 25% of the shares vesting on March 12, 2020 and the remaining shares vesting in equal quarterly installments thereafter, subject to Dr. Ballal’s continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Dr. Ballal’s employment within twelve months following a change in control.

(3)

Options vest as to 25% of the shares underlying the option on February 25, 2021, the first anniversary of the closing of the second tranche of our series B preferred stock financing, and in quarterly installments for three years thereafter. All of the shares underlying the unvested portion of the options will immediately vest if, within twelve months following a change in control, the recipient’s service is terminated by us without cause or by the recipient with good reason (as each such term is defined in such recipient’s letter agreement with us).

(4)

This option was granted on May 16, 2019, and the shares underlying the option vest and become exercisable over four years, with 25% of the shares vesting on April 8, 2020 and the remaining shares vesting in equal quarterly installments thereafter, subject to Mr. Gray’s continuous service with us. The vesting of this stock option will be fully accelerated upon a qualifying termination of Mr. Gray’s employment within twelve months following a change in control.

(5)	Dr. Scheele’s unvested options expired in connection with his cessation of service in April 2020.

Employment Agreements

Letter Agreement with Rahul D. Ballal, Ph.D.

In connection with our initial hiring of Dr. Ballal as our President and Chief Executive Officer, we entered into a letter agreement with him dated April 17, 2018, which was amended and restated on August 12, 2019 and further amended and restated on September 23, 2019. We refer to the current amended and restated letter agreement as the Ballal letter agreement. Under the Ballal letter agreement, Dr. Ballal is an at-will employee, and his employment with us can be terminated by Dr. Ballal or us at any time and for any reason. Pursuant to the Ballal letter agreement, Dr. Ballal’s annualized base salary is $425,000, and he is eligible to receive an annual discretionary bonus of up to 40% of his annualized base salary. We will also reimburse all of Dr. Ballal’s monthly parking costs at a designated parking garage lot or his commuting costs for public transportation.

Under the Ballal letter agreement, Dr. Ballal is entitled, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with certain restrictive covenants, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in the Ballal letter agreement, to (i) continue receiving his then-current annual base salary for a period of twelve months following the date his employment with us is terminated, and (ii) reimbursement of COBRA premiums for health benefit coverage for a period of up to twelve months following the date that his employment with us is terminated.

In the event that Dr. Ballal’s employment is terminated by us without cause or by Dr. Ballal with good reason within twelve months following a change of control, each as defined in the Ballal letter agreement, Dr. Ballal will be entitled, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with certain restrictive covenants, to (i) continue receiving his then-current annual base salary for a period of twelve months following the date his employment with us is terminated, (ii) reimbursement of COBRA premiums for health benefit coverage for a period of up to twelve months following the date that his employment with us is terminated and (iii) one hundred percent of his annual bonus target amount for the year in which the termination occurs, payable as a lump sum. In addition, Dr. Ballal will be entitled to full acceleration of vesting of the option to purchase 268,999 shares of our common stock granted to Dr. Ballal in October 2018 in connection with the commencement of his employment with us, the Initial Ballal 2019 Option and the Ballal Milestone Option. Under the Ballal letter agreement, if payments and benefits payable to Dr. Ballal in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will either be paid in full or be reduced so that the Section 4999 excise tax does not apply, whichever results in the better after-tax result for Dr. Ballal.

Letter Agreement with Michael P. Gray

In connection with our initial hiring of Mr. Gray as our Chief Financial Officer and Chief Operating Officer, we entered into a letter agreement with him dated February 26, 2019, which was amended and restated on June 27, 2019 and further amended and restated on September 23, 2019. We refer to the current amended and restated letter agreement as the Gray letter agreement. Under the Gray letter agreement, Mr. Gray is an at-will employee, and his employment with us can be terminated by Mr. Gray or us at any time and for any reason. Pursuant to the Gray letter agreement, Mr. Gray’s annualized base salary is $385,000, and he is eligible to receive an annual discretionary bonus of up to 35% of his annualized base salary. We will also reimburse all of Mr. Gray’s monthly parking costs at a designated parking garage lot or his commuting costs for public transportation.

Under the Gray letter agreement, Mr. Gray is entitled, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with certain restrictive covenants, in the event of the termination of his employment by us without cause or by him for good reason, each as defined in the Gray letter agreement, to (i) continue receiving his then-current annual base salary for a period of nine months following the date his employment with us is terminated, and (ii) reimbursement of COBRA premiums for health benefit coverage for a period of up to nine months following the date that his employment with us is terminated.

In the event that Mr. Gray’s employment is terminated by us without cause or by Mr. Gray with good reason within twelve months following a change of control, each as defined in the Gray letter agreement, Mr. Gray will be entitled, subject to his execution and nonrevocation of a release of claims in our favor and his continued compliance with certain restrictive covenants, to (i) continue receiving his then-current annual base salary for a period of nine months following the date his employment with us is terminated, (ii) reimbursement of COBRA premiums for health benefit coverage for a period of up to nine months following the date that his employment with us is terminated and (iii) seventy-five percent of his annual bonus target amount for the year in which the termination occurs, payable as a lump sum. In addition, Mr. Gray will be entitled to full acceleration of vesting of the Initial Gray 2019 Option and the Gray Milestone Option. Under the Gray letter agreement, if payments and benefits payable to Mr. Gray in connection with a change in control are subject to Section 4999 of the Code, then such payments and benefits will either be paid in full or be reduced so that the Section 4999 excise tax does not apply, whichever results in the better after-tax result for Mr. Gray.

The severance payments that Mr. Gray is eligible to receive under the Gray letter agreement will be reduced, but not below $1,000, by the amount of garden leave pay received by Mr. Gray under the restrictive covenant agreement he entered into with us described further under “Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreements” below.

Letter Agreement with Willem H. Scheele, M.D.

In connection with our initial hiring of Dr. Scheele as our Chief Medical Officer, we entered into a letter agreement with him dated March 1, 2019, which was amended and restated on June 27, 2019 and further amended and restated on September 23, 2019. We refer to the most recently amended and restated letter agreement as the Scheele letter agreement. Under the Scheele letter agreement, Dr. Scheele was an at-will employee, and his employment with us was terminable by Dr. Scheele or us at any time and for any reason. Pursuant to the Scheele letter agreement, Dr. Scheele’s annualized base salary was $355,000, and he was eligible to receive an annual discretionary bonus of up to 35% of his annualized base salary. Dr. Scheele was also entitled to reimbursement of all of his monthly parking costs at a designated parking garage lot or his commuting costs for public transportation.

In connection with his cessation of service in April 2020, Dr. Scheele received severance benefits according to the terms of the Scheele letter agreement including (i) his annual base salary as of the date of termination for a period of nine months following the date of termination and (ii) reimbursement of COBRA premiums for health benefit coverage for a period of up to nine months following the date that date of termination.

Employee Non-Competition, Non-Solicitation, Confidentiality and Assignment Agreements

Each of our executive officers has entered into a standard form of agreement with respect to non-competition, non-solicitation, confidential information and assignment of inventions. Under this agreement, each executive officer has agreed not to compete with us during his employment and for a period ranging from six months to one year after the termination of his employment, not to solicit our employees, consultants, clients or customers during his employment and for a period ranging from six months to one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely. In addition, under this agreement, each executive officer has agreed that we own all inventions that are developed by such executive officer during his employment with us that are related to our business or research and development conducted or planned to be conducted by us at the time such development is created. Each executive officer also agreed to provide us with a non-exclusive, royalty-free, perpetual license to use any prior inventions that such executive officer incorporates into inventions assigned to us under this agreement.

401(k) Plan

We maintain a defined contribution employee retirement plan for our employees, including our named executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions and any qualified nonelective contributions made by us. Employee contributions are held and invested by the plan’s trustee as directed by participants. The 401(k) plan provides us with the discretion to match employee contributions.

Director Compensation

The table below shows all compensation to our non-employee directors during the year ended December 31, 2020.

Name	Fees earned or paid in cash ($)	Option awards ($)(1)(2)	Total ($)
David M. Mott	62,648	155,961	218,609
Mette Kirstine Agger(3)	34,099	155,961	190,060
Carl Goldfischer, M.D.	39,651	155,961	195,612
Barbara J. Dalton, Ph.D.	31,720	155,961	187,681
James McArthur, Ph.D.(4)	4,061	155,961	160,022
Sara Nayeem, M.D.	33,703	155,961	189,664
David Bonita, M.D.	31,720	155,961	187,681
Mark Chin	33,703	155,961	189,664
Edward R. Conner	26,975	159,980	186,955

(1)

The amounts reported in the “Option awards” column reflect the aggregate fair value of stock-based compensation awarded during the year computed in accordance with the provisions of ASC 718. See Note 11 of the notes to our consolidated financial statements in this Annual Report on Form 10-K regarding assumptions underlying the valuation of equity awards. These amounts reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common underlying such stock options.

(2)

As of December 31, 2020, the aggregate number of shares of our common stock subject to outstanding option awards for each non-employee director was as follows: Mr. Mott, 15,457 shares; Ms. Agger, 0 shares; Dr. Goldfischer, 15,457 shares; Dr. Dalton, 15,457 shares; Dr. McArthur, 126,544 shares; Dr. Nayeem, 15,457 shares; Dr. Bonita, 15,457 shares; Mr. Chin, 15,457 shares; and Mr. Conner, 15,457 shares.

(3)

Ms. Agger earned $34,099 in fees related to her service as a director of the company and was granted an option on March 11, 2020, each of which Ms. Agger decided to voluntarily forego. Ms. Agger voluntarily surrendered her option in full on June 30, 2020 pursuant to a stock option termination agreement.

(4)

Dr. McArthur resigned from our board of directors in April 2020. Upon his resignation, the board amended Dr. McArthur’s stock option award agreement to extend the exercise period of any vested options to September 22, 2021. All unvested options expired in connection with his resignation.

Dr. Ballal, one of our directors who also serves as our President and Chief Executive Officer, does not receive any additional compensation for his service as director. Dr. Ballal is one of our named executive officers and, accordingly, the compensation that we pay to Dr. Ballal is discussed under “—Summary Compensation Table” and “—Narrative to Summary Compensation Table.”

In October 2019, our board of directors approved a director compensation program that became effective on March 11, 2020. Under this director compensation program, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairman of the board and the chairman of each committee will receive higher retainers for such service. These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on our board of directors, on such committee or in such position. The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairman Incremental Annual Fee
Board of Directors	$35,000	$3,000	(1)
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$10,000
Nominating and Corporate Governance Committee	$4,000	$8,000

(1)	$15,000 for a lead independent director, if any.

Notwithstanding the foregoing, each of our non-employee directors may elect, no later than December 31 of each year, to receive his or her annual base fees for service on the board of directors in the form of an option to purchase our common stock, which option will be granted on January 2 of the following year, have a Black-Scholes value equal to the annual base board of directors fees that are anticipated to be payable to the director for the entire calendar year, have an exercise price equal to the closing price of our common stock on the date of grant of the award, vest in four equal quarterly installments on the last day of each quarter, subject to the director’s continued service as a director through each applicable vesting date (with such vesting prorated for any portion of the quarter that the director is not serving on our board of directors) and have a term of ten years from the date of grant. No such election may be made with respect to fees for serving as chairman (or lead independent director) of the board of directors, or as a member or chairman of a committee of our board of directors.

We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending meetings of our board of directors and any committee of our board of directors on which he or she serves.

In addition, under our director compensation program, each non-employee director receives under the 2020 Plan, upon his or her initial election or appointment to our board of directors, or in the case of our directors serving at the time of our initial public offering, received upon completion of our initial public offering, an option to purchase 15,457 shares of our common stock. Each of these options vest as to 33.3333% of the shares underlying such award on each of the first, second and third anniversaries of the date of grant of the award, subject to the non-employee director’s continued service as a director, employee or consultant. Further, on the dates of each of our annual meetings of stockholders, each non-employee director that has served on our board of directors will receive, under the 2020 Plan, an option to purchase 7,728 shares of our common stock, provided that for a non-employee director who was initially elected to our board of directors within the 12 months preceding the annual meeting of stockholders, the number of shares subject to such option will be pro-rated on a monthly basis for time in service. Each of these options will vest on the twelve-month anniversary of the date of the date of grant of the award (or, if earlier, the date of the next annual meeting of stockholders following the date of grant of the award), subject to the non-employee director’s continued service as a director, employee or consultant. All options issued to our non-employee directors under our director compensation program are issued at exercise prices equal to the fair market value of our common stock on the date of grant, will have a term of ten years and will become exercisable in full upon a change in control of our company.

Prior to our initial public offering in March 2020, we paid cash fees and granted shares of restricted stock to certain of our non-employee directors for their service on our board of directors; however, we did not have a written agreement with any of our directors or a formal non-employee director compensation policy.

Securities Authorized for Issuance under Equity Compensation Plans

The following table contains information about our equity compensation plans as of December 31, 2020:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders
2016 Stock Incentive Plan	1,274,312	$4.49	—
2020 Equity Incentive Plan(1)	661,320	20.18	1,110,675
2020 Employee Stock Purchase Plan(2)	—	—	191,363
Equity compensation plans not approved by security holders	—	—	—

Total	1,935,632	$24.67	1,302,038

(1)

Our 2020 Equity Incentive Plan, or 2020 Plan, has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2020 Plan to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2021 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2030, equal to the least of (i) 4% of the outstanding shares on such date and (ii) an amount determined by our board of directors. On January 1, 2021, 701,930 additional shares were reserved for issuance under the 2020 Plan pursuant to this provision.

(2)

Our 2020 Employee Stock Purchase Plan, or 2020 ESPP, has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2020 Plan to be added on the first day of each fiscal year, commencing on January 1, 2021 and ending on January 1, 2031, equal to the least of (i) 386,432 shares of common stock, (ii) 1% of the outstanding shares on such date and (iii) an amount determined by the Board.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2019, we have engaged in the following transactions in which the amounts involved exceeded $120,000 and any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Cydan Business Services Agreement

In January 2016, we entered into a Business Services Agreement with Cydan, or the Business Services Agreement, pursuant to which Cydan provided office space, personnel assistance, and other business services to us on an as-needed basis. At the time the agreement was signed, Cydan was a holder of more than 5% of our capital stock, Dr. McArthur was our founder, President and Chief Executive Officer, a member of our board of directors and a holder of more than 5% of our capital stock and the Chief Scientific Officer of Cydan; Dr. Adams was our Treasurer and Secretary, a member of our board of directors and a holder of more than 5% of our capital stock and the Chief Executive Officer of Cydan; Dr. Bisker-Leib was a holder of more than 5% of our capital stock and the Chief Business Officer of Cydan; and certain other members of our board of directors, including Ms. Agger, Dr. Dalton, Mr. Mott and Dr. Nayeem, were also members of the board of directors of Cydan. We paid Cydan $1.0 million in 2017, $0.7 million in 2018 and $0.3 million in 2019, related to these services under the Business Services Agreement. We agreed with Cydan to terminate the Business Services Agreement and all related services rendered by Cydan to us effective as of August 17, 2019.

Lundbeck Exclusive License Agreement

In April 2016, we entered into an exclusive license agreement with H. Lundbeck A/S, or Lundbeck, pursuant to which Lundbeck granted us a worldwide license under certain patent rights and certain know-how owned or otherwise controlled by Lundbeck within the field of prevention, treatment or diagnosis of hemoglobinopathy disorders and/or diseases or disorders, including those directly or indirectly related to hemoglobinopathies. As partial consideration for the licenses granted under the agreement, we issued 167,523 shares of our common stock to Lundbeck in April 2016. We issued 127,002 shares of our common stock to Lundbeck in December 2016 and 148,746 shares of our common stock in August 2017 as a result of antidilution provisions contained in the exclusive license agreement triggered by subsequent closings of our series A preferred stock, described below. In addition, pursuant to this exclusive license agreement, we have made cash payments to Lundbeck of $1.8 million to date consisting of an upfront payment and ongoing milestone payments. Ms. Agger, a member of our board of directors, is also the Managing Partner of Lundbeckfond Invest A/S, the majority stockholder of Lundbeck. Lundbeckfond Invest A/S owns more than 5% of our capital stock.

Series B Preferred Stock Financing

Between March 2019 and February 2020, we issued and sold an aggregate of 36,166,661 shares of series B preferred stock, at a price per share of $1.7419 in cash, for an aggregate purchase price of $63.0 million.

The following table sets forth the aggregate number of shares of series B preferred stock that we issued and sold to our directors and 5% stockholders and their affiliates and the aggregate purchase price for such shares:

Purchaser(1)	Shares of Series B Preferred Stock	Aggregate Purchase Price
New Enterprise Associates 14, L.P.(2)	5,625,926	$9,799,800
OrbiMed Private Investments VII, LP(3)	10,046,294	17,499,640
Arix Bioscience Holdings Limited(4)	8,611,110	14,999,693
Entities affiliated with RA Capital Healthcare Fund, L.P.(5)	5,224,073	9,099,813
Pfizer Ventures (US) LLC(6)	1,894,444	3,299,932
Lundbeckfond Invest A/S(7)	1,894,444	3,299,932
Entities affiliated with Bay City Capital(8)	861,111	1,499,969

(1)	See “Principal Stockholders” for additional information about shares held by certain of these entities.
(2)

David M. Mott, the chairman of our board of directors, was a general partner of New Enterprise Associates and Sara Nayeem, M.D., a member of our board of directors, was a partner of New Enterprise Associates.

(3)	David Bonita, M.D., a member of our board of directors, is a Partner of OrbiMed Advisors.
(4)	Mark Chin, a member of our board of directors, was an Investment Director at Arix Bioscience until April 2020.
(5)	RA Capital Healthcare Fund, L.P. is a 5% stockholder.
(6)	Barbara J. Dalton, Ph.D., a member of our board of directors, is Vice President of Venture Capital of Pfizer, Inc., an affiliate of Pfizer Ventures (US) LLC.
(7)	Mette Kirstine Agger, a member of our board of directors, is the Managing Partner of Lundbeckfonden Ventures.
(8)	Carl Goldfischer, M.D., a member of our board of directors, is the Managing Director of Bay City Capital.

The series B preferred stock converted into common stock on a 6.299-for-1 basis upon the closing of our initial public offering on March 16, 2020.

Initial Public Offering

In March 2020, we closed our initial public offering, pursuant to which we issued and sold 4,700,000 shares of our common stock. In April 2020, we issued and sold an additional 705,000 shares of common stock pursuant to the full exercise of the underwriters’ over-allotment option. The following table sets forth the aggregate number of shares of our common stock that we issued and sold to our directors and 5% stockholders and their affiliates and the aggregate purchase price for such shares. Such purchases were made through the underwriters at the initial public offering price of $16.00 per share.

Purchaser(1)	Shares of Common Stock	Aggregate Purchase Price
New Enterprise Associates 14, L.P.(2)	475,000	$7,600,000
OrbiMed Private Investments VII, LP(3)	1,125,000	18,000,000
Arix Bioscience Holdings Limited(4)	187,500	3,000,000
Entities affiliated with RA Capital Healthcare Fund, L.P.(5)	625,000	10,000,000
Pfizer Ventures (US) LLC(6)	312,500	5,000,000
Lundbeckfond Invest A/S(7)	187,500	3,000,000

(1)	See “Principal Stockholders” for additional information about shares held by these entities.
(2)

David M. Mott, the chairman of our board of directors, was a general partner of New Enterprise Associates and Sara Nayeem, M.D., a member of our board of directors, was a partner of New Enterprise Associates.

(3)	David Bonita, M.D., a member of our board of directors, is a Partner of OrbiMed Advisors.

(4)	Mark Chin, a member of our board of directors, was an Investment Director at Arix Bioscience until April 2020.
(5)	RA Capital Healthcare Fund, L.P. and its affiliates is a 5% stockholder.
(6)	Barbara J. Dalton, Ph.D., a member of our board of directors, is Vice President of Venture Capital of Pfizer, Inc., an affiliate of Pfizer Ventures (US) LLC.
(7)	Mette Kirstine Agger, a member of our board of directors, is the Managing Partner of Lundbeckfonden Ventures.

Registration Rights

We are a party to an investors’ rights agreement with certain holders of our common stock, including our 5% stockholders and their affiliates and entities affiliated with some of our directors. This investors’ rights agreement provides these stockholders the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Indemnification Agreements

Our certificate of incorporation provides that we will indemnify our directors and officers to the fullest extent permitted by Delaware law. In addition, we entered into indemnification agreements with all of our directors and executive officers in connection with our initial public offering. These indemnification agreements may require us, among other things, to indemnify each such director or executive officer for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or executive officers.

Employment Arrangements

We have entered into employment agreements with certain of our executive officers. For more information regarding the agreements with Dr. Ballal and Mr. Gray, see “Executive and Director Compensation.”

Policies and Procedures for Related Person Transactions

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our chief financial officer. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the transaction; and

•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, our best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity, whether or not the person is also a director of the entity, that is a participant in the transaction where the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction and the amount involved in the transaction is less than the greater of $200,000 or 5% of the annual gross revenues of the company receiving payment under the transaction; and

•	a transaction that is specifically contemplated by provisions of our certificate of incorporation or bylaws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by our compensation committee in the manner specified in the compensation committee’s charter.

The transactions described in this section occurred prior to the adoption of the policy.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our common stock as of April 15, 2021 by:

•	each of our directors;

•	each of our named executive officers;

•	all of our directors and executive officers as a group; and

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that an individual has a right to acquire within 60 days after April 15, 2021 are considered outstanding and beneficially owned by the person holding such right for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of each beneficial owner is c/o Imara Inc., 116 Huntington Avenue, 6th Floor, Boston, Massachusetts 02116.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (%)
Entities affiliated with New Enterprise Associates 14, L.P.(1)	4,017,170	22.8%
OrbiMed Private Investments VII, LP(2)	2,719,902	15.4%
FMR LLC(3)	2,611,116	14.8%
Entities affiliated with Pfizer Ventures (US) LLC(4)	1,557,722	8.8%
Entities affiliated with RA Capital Healthcare Fund, L.P.(5)	1,454,348	8.3%
Lundbeckfond Invest A/S(6)	1,432,722	8.1%
Arix Bioscience Holdings Limited(7)	1,068,255	6.1%
Directors and Named Executive Officers:
David Bonita, Ph.D.(2)(11)	2,725,053	15.5%
Barbara J. Dalton, Ph.D.(4)(11)	1,562,873	8.9%
Mette Kirstine Agger(6)	1,432,722	8.1%
Carl Goldfischer, M.D.(8)(11)	708,531	4.0%
Rahul D. Ballal, Ph.D.(9)	408,768	2.3%
Michael P. Gray(10)	122,795	*
David M. Mott(11)	5,151	*
Mark Chin(11)	5,151	*
Edward R. Conner(11)	5,151	*
Sara Nayeem(11)	5,151	*
Laura Williams, M.D., MPH	—	*
All current executive officers and directors as a group (11 persons)(12)	6,981,346	39.6%

*	Less than one percent.
(1)

Consists of (i) 4,013,995 shares of common stock held by New Enterprise Associates 14, L.P., or NEA, and (ii) 3,175 shares of common stock held by NEA Ventures 2016, L.P., or NEA Ventures. The shares held by NEA are indirectly held by NEA Partners 14, L.P., or NEA Partners, the sole general partner of NEA, NEA 14 GP, LTD, or NEA GP, the sole general partner of NEA Partners and each of the individual directors of NEA GP. The individual directors, or the Directors, of NEA GP are Forest Baskett, Anthony A. Florence,

Jr., Patrick J. Kerins, Peter Sonsini and Scott Sandell. NEA, NEA Partners, NEA GP and the Directors share voting and dispositive power with regard to the shares directly held by NEA. The address for NEA is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.
(2)

Based solely on a Schedule 13D filed with the SEC on March 20, 2020. Consists of (i) 2,532,402 shares of common stock held by OrbiMed Private Investments VII, LP, or OPI VII and (ii) 187,500 shares of common stock held by The Biotech Growth Trust PLC, or BIOG. OrbiMed Capital GP VII LLC, or OrbiMed GP, is the general partner of OPI VII and OrbiMed Advisors LLC, or OrbiMed Advisors, is the managing member of OrbiMed GP. As a result, OrbiMed Advisors and OrbiMed GP share power to direct the vote and disposition of the shares held by OPI VII and may be deemed to be the beneficial owners of the shares held by OPI VII. OrbiMed Advisors exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the Shares held by OPI VII. OrbiMed Capital LLC, or OrbiMed Capital, is the investment advisor of BIOG. As a result, OrbiMed Capital has the power to direct the vote and disposition of the shares held by BIOG and may be deemed to be the beneficial owner of the shares held by BIOG. OrbiMed Capital disclaims any beneficial ownership over the shares. OrbiMed Capital exercises this investment and voting power through a management committee comprised of Carl L. Gordon, Sven H. Borho and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the Shares held by BIOG. The business address for OPI VII is c/o OrbiMed Advisors LLC, 601 Lexington Avenue 54th Floor, New York, NY 10022.

(3)

Based solely on a Schedule 13G/A filed with the SEC on February 8, 2021. Consists of 2,611,116 shares of common stock held by FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act, or Fidelity Funds, advised by Fidelity Management & Research Company LLC, or FMR Co. LLC, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(4)

Based solely on a Schedule 13G filed with the SEC on March 26, 2020. Consists of (i) 1,481,719 shares of common stock held by Pfizer Ventures (US) LLC, or Pfizer Ventures, and (ii) 76,003 shares of common stock held by Pfizer Inc., or Pfizer. Pfizer Ventures is a wholly-owned subsidiary of Pfizer and Pfizer may be deemed to beneficially own the shares directly owned by Pfizer Ventures. The address of Pfizer and Pfizer Ventures is 235 East 42nd Street, New York, New York 10017.

(5)

Consists of (i) 1,151,230 shares of common held by RA Capital Healthcare Fund, L.P., or RA Capital, (ii) 108,083 shares of common stock held by RA Capital Nexus Fund, L.P. and (iii) 195,035 shares of common stock held by a separately managed account, or the Account. Dr. Peter Kolchinsky is the managing member of RA Capital Management, L.P., the general partner of RA Capital and the investment advisor of the Account. Dr. Kolchinsky and RA Capital Management, L.P. may be deemed to beneficially own the shares held by RA Capital and the Account. Dr. Kolchinsky and RA Capital Management, L.P. disclaim beneficial ownership of all applicable shares except to the extent of their actual pecuniary interest therein. The address for the entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.

(6)

Consists of 1,432,722 shares of common stock held by Lundbeckfond Invest A/S, or Lunbeckfonden. The board of directors of Lundbeckfonden consists of Jørgen Huno Rasmussen, Steffen Kragh, Lars Holmqvist, Susanne Krüger Kjær, Michael Kjær, Peter Schütze, Gunhild Waldemar, Ludovic Tranholm Otterbein, Vagn Flink Møller Pedersen, Henrik Villsen Andersen and Peter Adler Würtzen. No individual member of the Lunbeckfonden board of directors is deemed to hold any beneficial ownership or reportable pecuniary interest in the shares held by Lunbeckfonden. The board of directors of Lunbeckfonden and Lene Skole, the chief executive officer of Lunbeckfonden, may be deemed to share voting and investment authority over the shares held by Lundbeckfonden. Mette Kirstine Agger, a current member of our board of directors, is a Managing Partner at Lundbeckfon Ventures, which is an affiliate of Lundbeckfonden. The address of Lundbeckfonden and the above-mentioned persons is Scherfigsvej 7, DK-2100 Copenhagen, Denmark.
(7)

Based solely on a Schedule 13D/A filed with the SEC on January 8, 2021. Consists of 1,068,255 shares of common stock held by Arix Bioscience Holdings Limited, or Arix Ltd. Arix Bioscience Plc, or Arix Plc, is the sole owner and parent of Arix Ltd. and may be deemed to indirectly beneficially own the shares held by Arix Ltd. The address for Arix Ltd. And Arix Plc is 20 Berkeley Square, London, W1J 6EQ, United Kingdom.

(8)

Consists of (i) 690,232 shares of common stock held by Bay City Capital Fund V, L.P., or Bay City Capital Fund V, and (ii) 13,148 shares of common stock held by Bay City Capital Fund V Co-Investment Fund, L.P., or Bay City Capital Fund V Co-Investment. Bay City Capital Management V, or GP V, is the General Partner of Bay City Capital Fund V and Bay City Capital Fund V Co-Investment, or collectively, BCC V. Bay City Capital LLC, or BCC LLC, is the Manager of GP V. BCC V has shared voting and dispositive power with respect to the shares held by BCC V. GP V has sole voting and dispositive power with respect to the shares held by BCC V. GP V disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. BCC LLC has sole voting and dispositive power with respect to the shares held by BCC V. BCC LLC disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. Carl Goldfischer and Fred Craves are managing directors of Bay City Capital LLC and have voting and dispositive power with respect to shares held by Bay City Capital Funds. Dr. Goldfischer disclaims beneficial ownership of these shares, except to the extent of its pecuniary interest therein. The address for Bay City Capital Fund V is 750 Battery Street, Suite 400, San Francisco, CA 94111.

(9)	Consists of 408,768 shares of common stock issuable upon the exercise of options that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.
(10)	Consists of 122,795 shares of common stock issuable upon the exercise of options that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.
(11)	Includes 5,151 shares of common stock issuable upon the exercise of options that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.
(12)

Consists of 6,413,726 shares of common stock and 567,620 shares of common stock issuable upon the exercise of options that are exercisable as of April 15, 2021 or will become exercisable within 60 days after such date.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended December 31, 2020 and discussed them with the Company’s management and Ernst & Young LLP, the Company’s independent registered public accounting firm.

The audit committee has also received from, and discussed with, Ernst & Young LLP various communications that Ernst & Young LLP is required to provide to the audit committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

In addition, Ernst & Young LLP provided the audit committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the Company’s independent registered public accounting firm their independence.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

By the audit committee of the board of directors of Imara Inc.

Carl Goldfischer, Chair

Mark Chin

Sara Nayeem

May 18, 2021

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice of Internet Availability of Proxy Materials or, if requested, the 2020 Annual Report and proxy statement, may have been sent to multiple stockholders in your household unless you have requested otherwise. We will promptly deliver a separate copy of any of the above documents to you if you write or call us at Imara Inc., 116 Huntington Ave, Sixth Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary, telephone: 617-206-2020. If you want to receive separate copies of the Notice of Internet Availability of Proxy Materials, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS FOR OUR 2022 ANNUAL MEETING

A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than January 18, 2022. However, if the date of the 2022 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Imara Inc., 116 Huntington Ave, Sixth Floor, Boston, Massachusetts 02116, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our amended and restated bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2022 annual meeting of stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than March 1, 2022 and no later than March 31, 2022.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxypush.com/IMRA • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-829-5506 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions

MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

IMARA Inc.

Annual Meeting of Stockholders

For Stockholders of record on May 06, 2021

TIME:	Tuesday, June 29, 2021 10:00 AM, Eastern Time
PLACE:	Annual Meeting to be held virtually via the Internet.
For more information, please visit www.proxydocs.com/IMRA

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Rahul Ballal, Michael Gray and Stephen Migausky, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of IMARA Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

IMARA Inc.

Annual Meeting of Stockholders

Please make your marks like this:     Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR each of the director nominees listed in Proposal 1 and FOR Proposal 2

PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1. Election of Three Class I Directors
	FOR	WITHHOLD

1.1 Edward R. Conner, M.D.	☐	☐		FOR

1.2 Carl Goldfischer, M.D.	☐	☐		FOR

1.3 Laura Williams, M.D., MPH	☐	☐		FOR

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP as Imara’s independent registered public accounting firm for the fiscal year ending December 31, 2021	☐	☐	☐	FOR
Note: In their discretion, the Named Proxies are authorized to vote on any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You must register to attend the meeting online and/or participate at www.proxydocs.com/IMRA

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date